SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Money Market Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity Money Market Trust:

Fidelity Retirement Government Money Market Portfolio

Fidelity Retirement Money Market Portfolio

Telephone Voting Script

Introduction

Hello, Mr./Ms. (Shareholder). My name is _______________________________.

I am with D.F. King & Co., Inc., a proxy tabulation firm, and we are calling shareholders of

Fidelity Retirement Government Money Market Portfolio

Fidelity Retirement Money Market Portfolio

at Fidelity's request to ask you to vote the proxy for this fund's shareholder meeting scheduled for JULY 17, 2002. We apologize for any inconvenience in calling you, but your vote is very important.

Have you received the proxy materials? The package was mailed to you in late May. (Describe the mailings to the shareholder if he/she does not recall it ==> 6"x9" WHITE envelope P.O. Box 9131 Hingham, MA 02043-0131 return address.)

If NO: Confirm shareholder's address for the purpose of sending proxy materials.

Q: Could I please confirm your address for the purpose of sending proxy materials to you?

(If address is incorrect, please write down correct address at end of script under "Comments" and forward to Fidelity.)

Tell the shareholder that a new package will be mailed to him/her. Ask the shareholder to review the material upon receipt and vote his/her shares by signing, dating and mailing the proxy card in the return envelope provided, before the shareholder meeting.

Then, inform the shareholder that if he/she wishes to vote by touch tone phone, toll-free or the internet, he/she may do so using the information located on the proxy card. Thank the shareholder for his/ her time. (End phone call.)

I will have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for July 17th. If you would like to vote by touch tone phone, toll-free, or the internet, follow the instructions on your proxy card. Or, you may fax your signed proxy card to 1-888 - 451-VOTE (8683). Thank you for your time this evening. (End call.)

If YES: Q: Have you reviewed the material?

If NO: Please review the material at your earliest convenience and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled on July 17th. If you would like to vote by touch tone phone, toll-free or the internet, follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-8683.

If YES: Do you have any questions?

If YES: Only answer questions using the proxy material. (See attached list of approved Q&A). (DO NOT GUESS). If the shareholder has questions that are account-specific and outside the scope of the proxy statement, ask if they would like to be transferred to a Fidelity representative.

If YES: Conference in Fidelity at 1-800-544-3198, introduce the customer, and transfer the call. (End call.)

I'd be glad to transfer you to a Fidelity representative right now to help answer your questions. Please hold while I call Fidelity. (Once Fidelity rep answers and customer is still on hold ==> This is ______from DF King. We are assisting Fidelity in calling

Fidelity Retirement Government Money Market Portfolio

Fidelity Retirement Money Market Portfolio

shareholders to encourage them to vote the proxy that was recently mailed to them. I have a shareholder on hold and they have further questions I am unable to answer. Could you please speak to him/her? (Then conference call in customer and introduce customer to Fidelity rep ==> Hello, Mr./Ms. ______, I have ________ from Fidelity on the line and he/she'll be happy to help answer your questions. Thank you. (Transfer customer and end call.)

If NO: Politely refer them to Fidelity at 1-800-544-3198. Thank the shareholder for his/ her time. (End phone call.)

If shareholder sounds hostile:

Thank the shareholder for his/ her time. (End phone call.)

Okay, I will give you Fidelity's phone number in case you'd like to call them at another time. The phone number is 1-800-544-3198.

Thank you for your time this evening. (End call.)

If not hostile: After answering all questions, offer the shareholder the opportunity to vote by telephone. Let the shareholder know that you will be recording the next part of the call, to ensure accuracy in his/her vote. Confirm the shareholder's identity by having him/her repeat his/her full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposal.

If the shareholder asks how the Board of Trustees voted, inform him/her that the Board of Trustees recommend a vote in favor of the proposals.

Inform the shareholder that a confirmation letter will be sent to him/her, with a phone number to call if an error was made in recording his/her vote, or if he/she wishes to change his/her vote for any reason. Thank the shareholder for his/her time, and end the phone call.

To facilitate your voting of the proxy, you can vote by telephone. If you would like to vote by telephone, the next part of our call will be recorded. This is to ensure accuracy of your vote. Also, we will be sending you a confirmation letter for your records with a phone number to call in case any error was made in recording your vote, or if you wish to change your vote for any reason.

Would you like to vote by telephone?

If NO: Politely refer him/her to Fidelity at 1-800-544-3198. (End call)

START HERE FOR INBOUND or RETURN CALLS:

If YES: Confirm the shareholder's identity by having him/her repeat their full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposals.

Could I please have the last four digits of your social security number? (If it doesn't match, ask for the last four digits of the social security number on the account.)

(If customer does not feel comfortable giving any part of his/her social security number, empathize and say that we require identification through this method to take a vote over the phone. If the customer is still uncomfortable, explain that while you cannot take the vote over the phone, you can mail him/her proxy materials and they can vote by mail or touch tone phone, toll-free or the internet.)

I understand that you may feel uncomfortable giving part of your social security number over the phone. It is part of our required procedures, however, to ensure proper identification before we take any votes over the phone. Is this OK with you? (If customer agrees, proceed with vote. If customer doesn't agree, offer to send proxy materials.)

Agrees to Give Last Four Digits of SSN:

Now I will read you the proposals and ask you whether you vote "For", "Against", or "Abstain".

The proposals are:

Fidelity Retirement Money Market Portfolio

1. To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.

2. To authorize the Trustees to adopt an amended and restated Trust Instrument.

3. To elect a Board of Trustees.

4. To eliminate a fundamental investment policy of Retirement Money Market Portfolio.

5. To amend each fund's fundamental investment limitation concerning lending.

Fidelity Retirement Government Money Market Portfolio

1. To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.

2. To authorize the Trustees to adopt an amended and restated Trust Instrument.

3. To elect a Board of Trustees.

4. To amend each fund's fundamental investment limitation concerning lending.

Do you vote "For", "Against" or "Abstain?"

Thank you. As I mentioned, I'll be sure to send a confirmation of your vote to you by mail. Thanks for your time this evening. (End call.)

Does Not Agree to Give Last Four Digits of SSN: Unfortunately, I will not be able to take your vote over the phone. What I can do is have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for April 18th. If you would like to vote by touch tone phone, toll-free or by the internet, follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-VOTE (8683). Thank you for your time this evening. (End call.)

Fidelity Money Market Trust Funds:

Fidelity Retirement Money Market Portfolio

Fidelity Retirement Government Money Market Portfolio

Log Sheet

Date__________________

DF King Rep_________________

Address Correction

Social Security No. (record from database; do not ask shareholder)________________

Shareholder Name_______________________________________________________

Street Address _________________________________________________________

City_________________________ State_____________ Zip Code_________________

Materials to Be Sent

Proxy Card Only ________

Full Proxy Kit __________

Comments

Notable Shareholder Response____________________________________________

_____________________________________________________________________

_____________________________________________________________________

Other Comments________________________________________________________

______________________________________________________________________

______________________________________________________________________

Was Shareholder Transferred to Fidelity Representative? Yes_______ No________

Fidelity Retirement Money Market Funds

Script for Leaving a Message on an Answering Machine

Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling on behalf of Fidelity Investments regarding the Fidelity Retirement Money Market Fundsproxy mailing they sent you recently. I'm assisting Fidelity with the proxy vote to approve several important proposals that affect these funds. I've been asked to let you know that your proxy vote is urgently needed .

To vote, please sign, date and mail the proxy card in the return envelope provided to you. For touch- tone or internet voting, please see your proxy card. For independent, representative assisted voting, please call 1- 800-848-3155.

Thank you very much.

If you have any questions please call Fidelity at 1-800 544-3198.

Q&A

Important information to help you understand and vote on the proposals

Please read the full text of the enclosed proxy statement. Below is a brief overview of the proposals to be voted upon. Your vote is important. We appreciate you placing your trust in Fidelity and look forward to helping you achieve your financial goals.

What proposals am I being asked to vote on?

You may be asked to vote on the following proposals:

1. To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.

2. To authorize the Trustees to adopt an amended and restated Trust Instrument.

3. To elect a Board of Trustees.

RETIREMENT MONEY MARKET: 4. To eliminate a fundamental investment policy of Retirement Money Market Portfolio.

5. To amend each fund's fundamental investment limitation concerning lending.

What is Article VII, Section 7.04 of the Trust Instrument? (Proposal 1)

Section 7.04 of Article VII allows shareholders to bring derivative action on behalf of the Trust only after making a pre-suit demand upon the Trustees to bring the subject action. A pre-suit demand on the Trustees is excused only if the majority of the Trustees have a personal financial interest in the action.

The Trustees seek to ensure that they retain the ability to manage the affairs of the funds, including control of derivative actions that are brought on behalf of the funds. This provision in the amendment will resolve any legal uncertainty by expressly stating that a Trustee shall not be deemed to have a personal financial interest or otherwise be disqualified from considering a pre-suit demand due to his or her service on multiple fund boards of trustees. Continuing the effectiveness of the amendment will not alter in any way the Trustees' existing fiduciary obligation to act with due care and in shareholders' interests.

Why are the funds proposing to adopt an amended and restated Trust Instrument? (Proposal 2)

The proposal asks shareholders to approve an increase in the Board of Trustees from a maximum number of twelve to a maximum number of fourteen. This increase, if approved, will allow the Board to better organize itself and its committees in overseeing management of Fidelity funds.

Adoption of the new Declaration of Trust will not alter the Trustees' existing fiduciary obligations to act with due care and in the interests of shareholders, nor will it result in any changes in the investment policies described in each fund's current prospectus.

What role does the Board play? (Proposal 3)

The Trustees oversee the investment policies of the funds. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders, including approving policy changes such as those proposed in the proxy statement. In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the funds.

Why is Retirement Money Market Portfolio eliminating a fundamental investment policy?

(Proposal 4: RETIREMENT MONEY MARKET FUND)

Changing the fundamental investment policy of the Retirement Money Market Portfolio will allow the fund to more clearly communicate its investment objective and investment strategies to shareholders by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines. If the proposal is approved, the fund will continue to invest in compliance with industry-standard requirements for money market funds for the quality, maturity, and diversification of investments. In addition, if the proposal is approved, the fund will continue to rely on its existing non-fundamental policy of normally investing in U.S. dollar-denominated money market securities of domestic and foreign issuers. Eliminating the fundamental investment policy is not expected to have any material effect on the way the fund is managed.

Why is each fund amending its fundamental investment limitation concerning lending?

(Proposal 5)

The primary purpose of this proposal is to revise the funds' fundamental lending limitation to conform to a limitation expected to become standard for all funds managed by FMR or its affiliates. Adoption of the proposed limitation on lending is not expected to affect the way in which the funds are managed, the investment performance of the funds, or the instruments in which the funds invest. However, the proposed limitation would clarify that acquisitions of loans, loan participations or other debt instruments are not considered lending.

Has the fund's Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of a fund on the record date. The record date is May 20, 2002.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage paid envelope. You may also vote by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card, enter the control number found on your card, and follow the recorded or online instructions. Please vote each card you receive. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-800-544-3198.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."